Exhibit 99.1

Signature Page

KKR ALTERNATIVE ASSETS LLC	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS HOLDINGS II L.P.
By: KKR Group Assets II GP LLC, its general partner	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP ASSETS II GP LLC	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP PARTNERSHIP L.P.	06/02/2026
By: KKR Group Holdings Corp., its general partner
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	06/02/2026
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact